UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 9, 2006
TD Banknorth Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (207) 761-8500
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 9, 2006, the Human Resources and Compensation Committee of the Board of Directors of TD Banknorth Inc. (“TD Banknorth”) approved each of the following documents:
•	amendments to each of the employment agreements with William J. Ryan, Chairman, President and Chief Executive Officer, and Peter J. Verrill, Vice Chairman and Chief Operating Officer,

•	amendments to each of the retention agreements with Wendy Suehrstedt, Senior Executive Vice President and President and CEO, Mid-Atlantic Division, Stephen J. Boyle, Executive Vice President and Chief Financial Officer, John W. Fridlington, Senior Executive Vice President and Chief Lending Officer, and Carol L. Mitchell, Senior Executive Vice President, General Counsel, Chief Administrative Officer and Secretary,

•	amended and restated supplemental retirement agreements with each of Messrs. Ryan, Verrill and Fridlington,

•	an amended and restated supplemental retirement plan (the “SERP”), and

•	an amended and restated deferred compensation plan for non-employee directors and key employees.
     The amendments to the above employment and retention agreements (1) revise the fringe benefits section to provide that if any of the benefits would trigger the tax and interest penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) if provided in kind, then a cash payment will be made in lieu of providing the benefits, (2) provide that the supplemental retirement benefits to be provided as part of each executive’s non-competition and retention amount pursuant to an employment or retention agreement will be paid in a lump sum cash amount unless the executive elects to defer such benefits in accordance with the SERP or his individual supplemental retirement agreement, and (3) include language whereby the executive acknowledges and agrees that if any of his compensation will be non-deductible under Section 162(m) of the Code, the non-deductible portion will be automatically deferred under the deferred compensation plan.
     The SERP and the individual supplemental retirement agreements were amended and restated to comply with Section 409A of the Code and the proposed regulations issued under Section 409A, as well as to permit the deferral of the supplemental retirement benefits that the executive officers are entitled to receive under their employment and retention agreements.
     The deferred compensation plan was amended and restated to comply with Section 409A of the Code and the proposed regulations issued under Section 409A, as well as to permit the executive officers to defer income that will be recognized upon the maturity of the restricted stock units granted under the 2005 Performance Based Restricted Share Unit Plan of TD Banknorth.

Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following exhibits are included with this Report:

Exhibit No.	Description

10.1	First Amendment dated as of May 9, 2006 to the Employment Agreement between TD Banknorth and William J. Ryan dated as of August 25, 2004

10.2	First Amendment dated as of May 9, 2006 to the Employment Agreement between TD Banknorth and Peter J. Verrill dated as of August 25, 2004

10.3	First Amendment dated as of May 9, 2006 to the Retention Agreement between TD Banknorth and Wendy Suehrstedt dated as of August 25, 2004

10.4	First Amendment dated as of May 9, 2006 to the Retention Agreement between TD Banknorth and Stephen J. Boyle dated as of August 25, 2004

10.5	First Amendment dated as of May 9, 2006 to the Retention Agreement between TD Banknorth and John W. Fridlington dated as of August 25, 2004

10.6	First Amendment dated as of May 9, 2006 to the Retention Agreement between TD Banknorth and Carol L. Mitchell dated as of August 25, 2004

10.7	Amended and Restated Supplemental Retirement Agreement between TD Banknorth and William J. Ryan dated as of May 9, 2006

10.8	Amended and Restated Supplemental Retirement Agreement between TD Banknorth and Peter J. Verrill dated as of May 9, 2006

10.9	Amended and Restated Supplemental Retirement Agreement between TD Banknorth and John W. Fridlington dated as of May 9, 2006

Exhibit No.	Description

10.10	Amended and Restated Supplemental Retirement Plan effective May 9, 2006 (which covers executive officers other than Messrs. Ryan, Verrill and Fridlington)

10.11	Amended and Restated Deferred Compensation Plan for Non-Employee Directors and Key Employees, effective May 9, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD BANKNORTH INC.
By:	/s/ Peter J. Verrill
Name: Peter J. Verrill
Title: Vice Chairman and Chief Operating Officer

Date: May 15, 2006